General Cable Corporation and Subsidiaries Condensed Consolidated Statements of Operations Segment Information (in millions) (unaudited)

	Three Fiscal Months Ended December 31		Twelve Fiscal Months Ended December 31
	2005	2004	2005	2004
Revenues (as reported)
Energy Segment	$227.4	$185.3	$849.6	$705.7
Industrial & Specialty Segment	256.7	192.6	989.8	810.5
Communications Segment	133.4	107.4	541.4	454.5
Total	$617.5	$485.3	$2,380.8	$1,970.7

Revenues (metal adjusted)
Energy Segment	$227.4	$201.9	$849.6	$753.9
Industrial & Specialty Segment	256.7	224.0	989.8	903.5
Communications Segment	133.4	127.1	541.4	509.7
Total	$617.5	$553.0	$2,380.8	$2,167.1

Metal Pounds Sold
Energy Segment	68.4	67.2	286.5	275.6
Industrial & Specialty Segment	61.3	49.7	245.5	235.1
Communications Segment	29.6	31.1	126.9	134.3
Total	159.3	148.0	658.9	645.0

Operating Profit (Loss)
Energy Segment	$20.4	$11.6	$65.9	$39.8
Industrial & Specialty Segment	8.4	5.8	37.4	27.6
Communications Segment	(0.3)	0.6	13.8	2.0
Subtotal	28.5	18.0	117.1	69.4
Corporate	0.5	(5.0)	(18.6)	(12.9)
Total	$29.0	$13.0	$98.5	$56.5

Return on Metal Adjusted Sales
Energy Segment	9.0%	5.7%	7.8%	5.3%
Industrial & Specialty Segment	3.3%	2.6%	3.8%	3.1%
Communications Segment	-0.2%	0.5%	2.5%	0.4%
Total Company	4.7%	2.4%	4.1%	2.6%

Capital Expenditures
Energy Segment	$7.9	$4.3	$19.0	$13.9
Industrial & Specialty Segment	6.9	5.8	16.5	15.7
Communications Segment	2.1	2.8	7.1	7.4
Total	$16.9	$12.9	$42.6	$37.0

Depreciation & Amortization
Energy Segment	$4.0	$1.5	$11.9	$6.2
Industrial & Specialty Segment	3.8	2.6	13.3	10.2
Communications Segment	3.2	4.0	14.7	16.3
Subtotal	11.0	8.1	39.9	32.7
Corporate (1)	(3.6)	-	11.1	2.7
Total	$7.4	$8.1	$51.0	$35.4

(1) Relates to the rationalization of certain plant locations.